UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

ASPEN TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 Crosby Drive
Bedford, Massachusetts 01730
(Address of principal executive offices, including Zip Code)

(781) 221-6400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	AZPN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendment No. 2 to the Transaction Agreement and Plan of Merger

As previously disclosed, on October 10, 2021, Aspen Technology, Inc. (“AspenTech”) entered into the Transaction Agreement and Plan of Merger, as amended by Amendment No. 1 dated as of March 23, 2022 (the “Transaction Agreement”), among AspenTech, Emerson Electric Co. (“Emerson”), EMR Worldwide Inc., a wholly owned subsidiary of Emerson (“Emerson Sub”), Emersub CX, Inc., a wholly owned subsidiary of Emerson (“New AspenTech”), and Emersub CXI, Inc., a direct wholly owned subsidiary of New AspenTech (“Merger Subsidiary”), pursuant to which Emerson Sub will contribute two of Emerson’s industrial software businesses—Open Systems International, Inc. and the Geological Simulation Software business—to New AspenTech in exchange for New AspenTech common stock, and Merger Subsidiary will merge with and into AspenTech, with AspenTech as the surviving corporation and becoming a wholly owned subsidiary of New AspenTech (these transactions and other transactions contemplated by the Transaction Agreement, the “Transactions”).

On May 3, 2022, AspenTech, Emerson, Emerson Sub, New AspenTech, and Merger Subsidiary entered into Amendment No. 2 to the Transaction Agreement (“Amendment No. 2”). Under Amendment No. 2, AspenTech, Emerson, Emerson Sub, New AspenTech, and Merger Subsidiary have agreed to amend the Transaction Agreement to, among other things, provide for transfers of certain assets and employees in certain foreign jurisdictions from Emerson to New AspenTech after the closing of the Transactions, which is expected in the second calendar quarter of 2022.

The foregoing description of Amendment No. 2 does not purport to be complete, and is qualified in its entirety by reference to the full text of Amendment No. 2 which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

For a more detailed description of the Transaction Agreement and the Transactions, please see the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by AspenTech on April 18, 2022.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Transactions, New AspenTech has filed with the SEC, and the SEC has declared effective on April 18, 2022, a registration statement on Form S-4 (File No. 333-262106) that includes a proxy statement of AspenTech and that also constitutes a prospectus with respect to shares of New AspenTech’s common stock to be issued in the proposed transaction (“Combined Proxy Statement/Prospectus”). AspenTech and New AspenTech may also file other documents with the SEC regarding the Transactions. This document is not a substitute for the Combined Proxy Statement/Prospectus or any other document which AspenTech or New AspenTech may file with the SEC. INVESTORS, ASPENTECH STOCKHOLDERS AND PROSPECTIVE NEW ASPENTECH STOCKHOLDERS ARE URGED TO READ THE COMBINED PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS. Investors, AspenTech stockholders and prospective New AspenTech stockholders may obtain free copies of the Combined Proxy Statement/Prospectus and other documents that are filed or will be filed with the SEC by AspenTech or New AspenTech through the website maintained by the SEC at www.sec.gov or by contacting the investor relations departments of AspenTech or Emerson at the following:

Emerson	AspenTech
8000 West Florissant Avenue, P.O. Box 4100	20 Crosby Drive
St. Louis, MO 63136 www.emerson.com/en-us/investors Colleen Mettler, Vice President, Investor Relations (314) 553-2197 investor.relations@emerson.com	Bedford, MA 01730 http://ir.aspentech.com/ Brian Denyeau ICR Brian.Denyeau@icrinc.com

PARTICIPANTS IN THE SOLICITATION

AspenTech or New AspenTech and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. AspenTech stockholders and prospective New AspenTech stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Transactions, including the interests of AspenTech and New AspenTech directors and executive officers in the Transactions, which may be different than those of AspenTech and prospective New AspenTech stockholders generally, by reading the Combined Proxy Statement/Prospectus and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1^	Amendment No. 2 to the Transaction Agreement and Plan of Merger, dated as of May 3, 2022, among Aspen Technology, Inc., Emerson Electric Co., EMR Worldwide Inc., Emersub CX, Inc. and Emersub CXI, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^ Certain schedules to Amendment No. 2 to the Transaction Agreement and Plan of Merger have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

By:	/s/ Frederic G. Hammond
	Name: Title:	Frederic G. Hammond Senior Vice President, General Counsel and Secretary

Dated: May 3, 2022